Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of Plug Power Inc. (the “Company”) hereby certifies that the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2002 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be part of the Report or “filed” for any purpose whatsoever. A signed original of this written statement required by Section 906 has been provided to Plug Power Inc. and will be retained by Plug Power Inc. and furnished to the Securities and Exchange Commision upon request.

Date: March 31, 2003

/s/ Roger B. Saillant
Roger B. Saillant President and Chief Executive Officer